STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of November 17, 2014, by and among Quest Solution, Inc., a Delaware corporation (“QUES”), Bar Code Specialties, Inc., a California corporation (“BCS”), and David Marin, an individual (the “BCS Stockholder”), a stockholder of BCS. QUES, BCS and the BCS Stockholder are collectively referred to herein as the “Parties” and each individually is referred to herein as a “Party.”

RECITALS

WHEREAS, the BCS Stockholder owns that number of shares of common stock of BCS set forth on Exhibit A attached hereto (the “BCS Shares”); and

WHEREAS, BCS Stockholder wishes to sell to QUES, and QUES wishes to purchase from BCS Stockholder, the BCS Shares, subject to the terms and conditions set forth herein (the “Stock Purchase”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1.

PURCHASE AND SALE.

1.1

Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, BCS Stockholder shall sell to QUES, and QUES shall purchase from BCS Stockholder, the BCS Shares, free and clear of all Encumbrances, for the consideration specified in Section 1.2 below.

1.2

Consideration/Adjustments. The aggregate purchase price for the BCS Shares shall be $11,000,000 (the “Purchase Price”), subject to adjustment pursuant to Section 1.3 hereof. The Purchase Price shall be payable in the form of a promissory note (the “Note”) in substantially the form attached hereto as Exhibit B.

1.3

Purchase Price Adjustment.  The Purchase Price will be adjusted on a dollar for dollar basis by the difference between the Closing Date Working Capital and $0 (the “Target Working Capital”).  Such adjustment shall be calculated as follows:

(a)

Post Closing Adjustment.  If the Closing Date Working Capital on the Final Balance Sheet (as defined below) is greater than the Target Working Capital, QUES will amend the Note to increase the principal amount of the Note by the amount of any such surplus. If the Closing Date Working Capital set forth in the Final Balance Sheet is less than the Target Working Capital or if there is any unpaid transaction costs as of the Closing Date in excess of the Expense Allowance, then the Note shall be amended to reduce the principal amount of the Note by the amount of any such deficit.  The amount due pursuant to this Section 1.3(a) is referred to as the “Closing Adjustment.”  For Tax purposes, any Closing Adjustment under this Section 1.3(a) shall be treated as an adjustment to the Purchase Price unless a contrary treatment is required by Law.

(b)

Adjustment Procedures.  The Closing Adjustment described in Section 1.3(a) will be determined as follows:

(i)

Within sixty (60) days after the Closing Date, QUES shall prepare and deliver to the BCS Stockholder, in accordance with GAAP, consistently applied, a balance sheet of BCS as of the Closing Date which shall set forth the Closing Date Working Capital (the “Final Balance Sheet”).  In the event of a conflict between GAAP, consistently applied, the principals and sample calculation set forth on Schedule 1.3(b)(i) shall control.

(ii)

The BCS Stockholder and any professionals chosen by the BCS Stockholder shall have the right to review the books and records of QUES and BCS relating to, and the work papers of QUES and its advisors utilized in preparing the Final Balance Sheet.

(iii)

If the BCS Stockholder delivers a timely notice of disagreement, the BCS Stockholder shall attempt in good faith during the thirty (30) days immediately following QUES’ receipt of timely notice of disagreement to resolve any disagreement with respect to the Final Balance Sheet.  If, at the conclusion of such thirty (30) day period, QUES and the BCS Stockholder have not resolved their disagreements regarding the Final Balance Sheet, QUES and the BCS Stockholder shall refer the items of disagreement for final determination to the Orange County, California office of an independent accounting firm which is mutually acceptable to QUES and the BCS Stockholder (the “Accountants”).  However, if QUES and BCS Stockholder are unable to agree on such a firm which is willing to so serve, QUES shall deliver to the BCS Stockholder a list of two (2) independent regional accounting firms that are not auditors, tax advisors or other consultants to QUES or its affiliates or BCS and its affiliates, and the BCS Stockholder shall select one of such two (2) firms to be the Accountants within five (5) business days thereafter.  The Accountants, the BCS Stockholder and QUES will enter into such engagement letters as required by the Accountants to perform under this Section 1.3(b)(iii).  The Parties will be reasonably available for the Accountants, and shall instruct the Accountants to render a final determination within the thirty (30) days immediately following the referral to the Accountants.  After the end of the aforesaid thirty (30) day period, neither the BCS Stockholder nor QUES may introduce additional disagreements or increase the amount of any disagreement, and any item not so identified shall be deemed to be agreed to by all Parties and will be final and binding upon the Parties.  If any dispute is submitted to the Accountants, each Party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that Party or its independent accountants, and each Party shall be afforded the opportunity to present the Accountants material relating to the determination and to discuss the determination with the Accountants.  The Accountants shall act as an expert and not as an arbitrator and shall resolve matters in dispute and adjust and establish any disputed amount to reflect such resolution.  It is the intent of the BCS Stockholder and QUES that the process set forth in this Section 1.3(b)(iii) and the activities of the Accountants in connection herewith are not intended to be and, in fact, are not arbitration and that no formal arbitration rules shall be followed

(including rules with respect to procedures and discovery). Notwithstanding anything to the contrary in this Agreement, the scope of the Accountants’ review of any dispute between the BCS Stockholder and QUES regarding the Final Balance Sheet and/or the calculation of the Closing Date Working Capital pursuant to this Section 1.3(b)(iii) shall be limited solely to the resolution of the objections to the calculation of the Closing Date Working Capital that are set forth in the notice of disagreement, and the Accountants shall have no authority over any other disagreement (including but not limited to questions of Law, interpretation of contract, and fraud).  Within thirty (30) days after the matter is submitted to the Accountants, the Accountants shall issue a written report of its review, setting forth in reasonable detail its calculation of such Final Balance Sheet.  The Final Balance Sheet shall be deemed to be conclusive and binding on all of the Parties hereto upon (A) the failure of the BCS Stockholder to deliver to QUES a notice of disagreement within fifteen (15) business days of receipt of the Final Balance Sheet prepared by QUES, (B) resolution of any disagreement by mutual agreement of QUES and the BCS Stockholder after a timely notice of disagreement has been delivered to QUES, or (C) notification by the Accountants of their final determination of the items of disagreement submitted to them.

(iv)

The fees and disbursements of the Accountants under this Section 1.3(b)(iii) shall be borne one-half (1/2) by the BCS Stockholder and one-half (1/2) by QUES.  With respect to amounts the BCS Stockholder is obligated to pay hereunder, such amounts shall be paid through a reduction in the principal balance due to the BCS Stockholder under the Note or any other amounts of the Purchase Price payable to the BCS Stockholder hereunder, whether by right of setoff or otherwise, or if amounts payable hereunder are not sufficient, upon demand by QUES Buyer Parent, from the BCS Stockholder.

2.

CLOSING.

2.1

Time and Place. The closing of the Stock Purchase (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP located at 5 Park Plaza, Suite 1750 in Irvine, Califiornia on November 17, 2014, or at such later date or place as approved by the parties hereto, assuming (a) all requisite board and stockholder approval has been received by BCS, and (b) the satisfaction of all conditions precedent to the obligations of the Parties specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof, has been achieved. The date on which the Closing is to be held is referred to herein as the “Closing Date.”

2.2

Deliveries by the BCS Stockholder. At the Closing, the BCS Stockholder shall deliver to QUES (a) stock certificate(s) representing the number of BCS Shares set forth opposite the name of the BCS Stockholder listed on Exhibit A hereto, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of BCS and (b) a stock assignment separate from certificate in the form attached hereto as Exhibit C.

2.3

Deliveries by QUES. At the Closing, QUES shall deliver to the BCS Stockholder the Note.

2.4

Withholding Tax.  QUES and BCS, after prior consultation with the BCS Stockholder, shall be entitled to deduct and withhold from the Purchase Price all Taxes that QUES and BCS may be required to deduct and withhold under any provisions of Tax Law. All such withheld amounts shall be treated as delivered to BCS Stockholder hereunder.

3.

INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE BCS STOCKHOLDER.

The BCS Stockholder represents and warrants to QUES as of the date hereof and as of the Closing Date that the statements contained in this Section 3 are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by the BCS Stockholder to QUES (the “Disclosure Schedule”), which is attached to this Agreement as Exhibit D. The Disclosure Schedule shall be arranged in paragraphs corresponding to each representation and warranty set forth in this Section 3. Any information disclosed in any part of the Disclosure Schedule shall be deemed disclosed and incorporated into any other part of the Disclosure Schedule where it is reasonably apparent from the text of the disclosure that such disclosure is relevant to such other part:

3.1

Title. BCS Stockholder owns the number of BCS Shares set forth opposite such stockholder’s name on Exhibit A to be attached hereto, and BCS Stockholder has good and valid title to said BCS Shares, free and clear of all Encumbrances. BCS Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of BCS.

3.2

Valid and Binding Agreement. BCS Stockholder has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by BCS Stockholder and constitutes the valid and binding obligation of BCS Stockholder, enforceable in accordance with its terms.

3.3

Non-Contravention. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which BCS Stockholder is a party or by which BCS Stockholder or BCS Stockholder’s property is bound, or to the knowledge of BCS Stockholder any existing applicable law, rule, regulation, judgment, or court order. BCS Stockholder is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

3.4

Investment Representations. Should BCS Stockholder convert a portion of the Note into shares of common stock of QUES, then BCS Stockholder represents and warrants that he intends to acquire QUES Shares for investment and not with a view to the public distribution or resale thereof, and BCS Stockholder shall confirm such intention to QUES by delivering to QUES at the Closing an investment representation letter in the form attached as Exhibit E hereto executed by such BCS Stockholder. BCS Stockholder agrees that QUES may endorse on any stock certificate for such shares of QUES to be delivered pursuant to this Agreement an appropriate restrictive legend referring to the provisions of the investment representation letter attached as Exhibit E hereto, and that QUES may instruct its transfer agent not to transfer any shares of QUES unless advised by QUES that such provisions have been satisfied.

4.

REPRESENTATIONS AND WARRANTIES OF BCS.

BCS represents and warrants to QUES as of the date hereof and as of the Closing Date that the statements contained in this Section 4 are true and correct, except as set forth in the Disclosure Schedule which is attached to this Agreement as Exhibit D. The Disclosure Schedule shall be arranged in paragraphs corresponding to each representation and warranty set forth in this Section 4. Any information disclosed in any part of the Disclosure Schedule shall be deemed disclosed and incorporated into any other part of the Disclosure Schedule where it is reasonably apparent from the text of the disclosure that such disclosure is relevant to such other part:

4.1

Authority. BCS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of BCS. This Agreement has been duly executed and delivered by BCS and constitutes the valid and binding obligation of BCS, enforceable in accordance with its terms.

4.2

Organization.  BCS is a corporation duly organized, validly existing and in good standing under the laws of the State of California. BCS has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on BCS or its business.  The copies of the Articles of Incorporation of BCS and all amendments thereto, as certified by the Secretary of State of California and the Bylaws of BCS and all amendments thereto, as certified by the Secretary of BCS, are complete and correct copies of the Articles of Incorporation and Bylaws of BCS as amended and in effect on the date hereof.

4.3

Capitalization.  The authorized capital stock of BCS consists of 10,000 shares of common stock, par value $0.01 per share. As of the date of this Agreement and the Closing Date, 1,000 shares of common stock of BCS are issued and outstanding and held of record and beneficially owned by Marin. All of the issued and outstanding shares of common stock of BCS have been issued in compliance with all state and federal securities laws and are duly authorized, validly issued, fully paid and non- assessable, and are not subject to preemptive rights created by statute, BCS’ Articles of Incorporation or Bylaws or any agreement to which BCS is a party or by which it is bound.

There are no options, warrants, subscriptions, calls, rights, commitments or agreements of any character to which BCS is a party or by which it is bound obligating BCS to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of BCS or obligating BCS to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

4.4

Equity Investments. BCS has no subsidiaries and does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.

4.5

Financial Statements. BCS has delivered to QUES copies of its unaudited financial statements, prepared in conformity with GAAP, for the fiscal years ended December 31, 2012 and 2013 and for the nine (9) month period ended on September 30, 2014. Such financial statements consist of a balance sheet and related statements of operations, changes in stockholders’ equity and cash flows as of and for the foregoing periods referenced above (collectively, the “BCS Financial Statements”), copies of which are attached hereto as Schedule 4.5 to the Disclosure Schedule. The BCS Financial Statements have been prepared in conformity with GAAP, consistently applied, and present fairly the financial condition and results of operations of BCS at the dates and for the periods covered by the BCS Financial Statements, subject in the case of the interim portion of the BCS Financial Statements for 2014, which are subject only to normal year-end audit adjustments and the absence of certain footnote disclosures.

4.6

Intellectual Property. BCS owns or has the right to use pursuant to license, sublicense, agreement or permission all patents, patent applications, trademarks, service marks, trade names, copyrights, computer software (including data and related documentation), trade secrets, internet websites, domain names and other proprietary rights and processes necessary for its business as now conducted. To the knowledge of BCS’, the business as conducted and as proposed to be conducted by BCS does not cause BCS to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, computer software, licenses, trade secrets, domain names or other proprietary rights of any other Person. All registered and pending applications for intellectual property holdings of BCS are specifically delineated in Schedule 4.6 of the Disclosure Schedule.

4.7

Litigation. There is no claim, action, suit or proceeding, at law or in equity, pending against BCS that might result, either in any case or in the aggregate, in any material adverse change in the business, assets or financial condition of BCS, nor is there any judgment, decree, injunction, order or writ of any court, governmental authority or arbitrator outstanding against BCS having any such effect.

4.8

Compliance with Contracts. BCS is not in violation or default of any material term or provision of any material agreement, contract, lease, license or instrument to which BCS is a party or by which it or any of its properties or assets are bound.

4.9

No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of BCS, as amended, or any material agreement, contract, lease, license or instrument to which BCS is a party or by which it or any of its properties or assets are bound.

4.10

Compliance with Applicable Law. To BCS’ knowledge, BCS has, in all material respects, complied with all laws, regulations and orders applicable to its business, except in any case where the failure to comply would not have a material adverse effect on BCS or its business, and BCS has all permits and licenses required by such laws, regulations and orders to conduct the business of BCS as currently conducted.

4.11

Governmental Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority is required by or with respect to BCS in connection with the execution and delivery of this Agreement or the consummation by BCS of the transactions contemplated herein.

4.12

Third Party Consent. BCS has obtained, or prior to Closing, will obtain all consents required to be obtained by BCS from third parties material to the business of BCS in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, other than such consents which if not obtained would not have a material adverse effect on BCS or its business.

4.13

Absence of Liabilities. As of the date hereof, BCS has no outstanding debts, liabilities and obligations other than (a) those set forth on Schedule 4.13 of the Disclosure Schedule, (b) as accrued on the BCS Financial Statements, or (c) trade payables incurred in the ordinary course of business of BCS.

4.14

Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the BCS Financial Statements, BCS has not:

(a)

Conducted any business or engaged in any activities other than activities in the ordinary course and scope of its business;

(b)

Declared or made any payment of dividends or other distributions to its stockholders or upon or in respect of any shares of its capital stock or purchased, or obligated itself to purchase, retire or redeem, any shares of its capital stock or other securities except as set forth on Schedule 4.14(b) of the Disclosure Schedule;

(c)

Issued or sold or agreed to issue or sell any shares of its capital stock or other securities, or issued, granted or sold or agreed to issue, grant or sell, any options rights or warrants with respect thereto;

(d)

Amended its Articles of Incorporation or Bylaws;

(e)

Entered into or become bound by or agreed to enter into or become bound by any contract, instrument, lease, license, agreement, transaction, commitment or undertaking that is material to BCS other than as set forth in Schedule 4.14(e) to the Disclosure Schedule; or

(f)

Borrowed or agreed to borrow any funds; incurred or agreed to incur or become subject to any debts, liabilities or obligations of any kind whatsoever (other than trade payable incurred in the ordinary course of business); subjected or agreed to subject any of the assets or properties of BCS to any lien, security interest, charge, interest or other encumbrance or suffered such to be imposed; or guaranteed or agreed to guarantee the debts or obligations of others.

4.15

Brokers or Finders. BCS has not incurred, and will not incur, directly or indirectly, as a result of any action taken by BCS, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.

5.

REPRESENTATIONS AND WARRANTIES OF QUES.

QUES represents and warrants to BCS Stockholder as of the date hereof and as of the Closing Date that the statements contained in this Section 5 are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by QUES to BCS and the BCS Stockholder (the “QUES Disclosure Schedule”), which is attached to this Agreement as Exhibit F. The QUES Disclosure Schedule shall be arranged in paragraphs corresponding to each representation and warranty set forth in this Section 5. Any information disclosed in any part of the QUES Disclosure Schedule shall be deemed disclosed and incorporated into any other part of the QUES Disclosure Schedule where it is reasonably apparent from the text of the disclosure that such disclosure is relevant to such other part:

5.1

Authority. QUES has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. No stockholder approval of this Agreement or the transactions contemplated herein shall require the consent of the stockholders of QUES.  The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of the Note in accordance with the terms thereof, have been duly authorized by all necessary corporate action on the part of QUES. This Agreement and the Note have been duly executed and delivered by QUES, and each constitutes the valid and binding obligation of QUES, enforceable in accordance with its terms.

5.2

Organization.

(a)

QUES is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. QUES has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of QUES.

(b)

The copies of the Certificate of Incorporation, and all amendments thereto, of QUES, as certified by the Secretary of State of Delaware, and the Bylaws of QUES and all amendments thereto, as certified by the Secretary of QUES. All minutes of meetings and actions in writing without a meeting of the QUES Board, and stockholders or members of QUES are contained in the minute book of QUES, heretofore available to BCS Stockholder for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to BCS that have not also been delivered to BCS. The minute book of QUES contains complete and accurate records of all meetings and other corporate actions of the QUES Board and QUES stockholders.

5.3

Capitalization.

(a)

The authorized capital stock of QUES consists of 100,000,000 shares of common stock, par value $0.001 per share; and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares have been designated as Series A Preferred Stock.  As of the date of this Agreement and the Closing Date, 33,710,416 shares of QUES common stock and 500,000 shares of QUES Series A Preferred Stock were issued and outstanding, which shares represent all of the capital stock of QUES issued and outstanding as of the date of this Agreement and the Closing Date.  All of the issued and outstanding shares of common stock and preferred stock of QUES have been duly authorized, and are validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, QUES’s Certificate of Incorporation or Bylaws or any agreement to which QUES is a party or by which it is bound, and all such shares were offered and sold in compliance with applicable state and federal securities laws.

(b)

Except as set forth on Section 5.3(b) of the QUES Disclosure Schedule, there are no options, warrants, subscriptions, calls, rights, commitments or agreements of any character to which QUES is a party or by which it is bound obligating QUES to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of QUES or obligating QUES to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

(c)

The QUES Shares to be issued to the BCS Stockholder pursuant to this Agreement shall be exempt from registration under the Securities Act of 1933 (the “Securities Act”), by reason of Regulation D promulgated under the Securities Act and will be issued in compliance with all applicable state securities laws.  Any shares of capital stock of QUES to be issued to BCS Stockholder in connection with the conversion of the Note will be issued in compliance with all applicable state and federal securities laws and will be duly authorized, validly issued, fully paid and non-assessable.

(d)

Since January 1, 2011, QUES has timely filed or otherwise furnished (as applicable) all reports, forms and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act. the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, together with all certifications required by the SEC or pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (all such filings by QUES with the SEC, including exhibits and other information incorporated therein as they have been supplemented, modified or amended since the time of filing, collectively, the “SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder.  QUES is not a shell company and since January 1, 2011 has not been a shell company at any time under the rules and regulations of the SEC.

5.4

Equity Investments. As of the date of Closing, except as set forth in Section 5.4 of the QUES Disclosure Schedule, QUES will not have any subsidiaries and will not own any capital stock or have any interest in any corporation, partnership or other form of business entity.

5.5

Financial Statements.

(a)

QUES has made available to BCS copies of its audited balance sheet for the fiscal years ended December 31, 2013 and 2012, along with the related audited statements of operations, changes in stockholders’ equity and cash flows together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of September 30, 2014 (the “QUES Balance Sheet”) and the related unaudited statements of operations, changes in stockholders’ equity and cash flows for the nine (9) month period ended September 30, 2014 (collectively, the “QUES Financial Statements”). A copy of QUES’s audited financial statements delivered to BCS pursuant to this Section 5.5 is included in QUES’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 on file with the SEC, and a copy of QUES’s unaudited financial statements delivered to BCS pursuant to this Section 5.5 is included in QUES’s Quarterly Report on Form 10-Q for the nine month period ended September 30, 2014 filed by QUES with the SEC. QUES Financial Statements have been prepared in accordance with GAAP, consistently applied, and present fairly the financial condition and results of operations of QUES at the dates and for the periods covered by QUES Financial Statements.

(b)

The books and records, financial and otherwise, of QUES are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of QUES.

(c)

The only promissory notes payable to, or debt obligations, owed to Kurt Thomet and George Zicman are the Existing Notes, true and correct copies of which have been provided to the BCS Stockholder prior to the Closing.

5.6

Taxes.  QUES Balance Sheet fully accrues all current and deferred Taxes. QUES has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. As of the Closing Date, QUES will not have any liability for Taxes.

5.7

Compliance with Applicable Law. QUES has complied with all laws, regulations and orders applicable to its business and has all permits and licenses required thereby.

5.8

Contracts and Agreements. Except as as disclosed in filings with the SEC or set forth on Schedule 5.8 of the QUES Disclosure Schedule, QUES is not a party to or bound by nor are any of its properties and assets subject to or bound by any contract, instrument, lease, license, agreement, guaranty, commitment or other arrangement involving payments in excess of $100,000. QUES has filed all material contracts with the SEC as required under Regulation SK.

5.9

Employees; Employee Plans. Except as disclosed in filings with the SEC or set forth on Schedule 5.9 of the QUES Disclosure Schedule, or those entered into the normal course of business, QUES is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus, savings, stock option, stock bonus, stock purchase, severance, benefit, retirement, disability, insurance, vacation or any other similar employee benefit plans, funds, programs, agreements or arrangements which cover, are maintained for the benefit of, or related to any or all current or former employees, officers or directors of QUES.

5.10

No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, (i) the Certificate of Incorporation or Bylaws of QUES, as amended, or (ii) or any agreement, contract, lease, license, or instrument to which QUES is a party or by which it or any of its properties or assets are bound.

5.11

Third Party Consent. QUES has obtained or prior to the Closing will obtain all consents required to be obtained by QUES from third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

5.12

Governmental Consent. Except as set forth on Schedule 5.12 of the QUES Disclosure Schedule, QUES is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any court, administrative agency or commission or other governmental authority is required to be obtained by QUES in connection with the execution and delivery of this Agreement and any sale and issuance of QUES Shares pursuant hereto, other than (a) the filing of a Current Report on Form 8-K with the SEC in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended, and (b) such filings as may be required to be made under federal and applicable state securities laws after the issuance of QUES Shares.

5.13

Environmental. Except as set forth on Schedule 5.13, QUES is in compliance in all material respects with all applicable Laws relating to the environment, public health and safety and employee health and safety (“Environmental Laws”).  QUES possesses and is in full compliance in all material respects with all authorizations required under Environmental Law for the conduct of their respective operations and there are no actions pending against QUES alleging a violation of or failure to comply with any Environmental Law.

5.14

Le Flav Liability. QUES has no liabilities or continuing obligations resulting from its acquisition of Le Flav Spirits, LLC or the Cancellation Agreement/Settlement Agreement dated as of January 10, 2014.

6.

COVENANTS RELATING TO THE CONDUCT OF BUSINESS OF BCS

During the period from the date of this Agreement and continuing until Closing, BCS agrees (except to the extent that QUES shall otherwise consent in writing) that BCS shall carry on its business in the usual and ordinary course, in substantially the same manner as heretofore conducted.  Other than in connection with the sale of the RFID Business and the repayment of the BCS credit facility with Bank of America, BCS shall not, from the date of this Agreement until the Effective Time, directly or indirectly, do or agree to do any of the following without the prior written consent of QUES (not to be unreasonably withheld, conditioned or delayed).

6.1

Sell, transfer or assign any assets, properties or rights related to the business of BCS except sale of inventory in the ordinary course of business.

6.2

Assume, incur or guarantee any indebtedness or modify the terms of any existing indebtedness except trade or accounts payable in the ordinary course of business..

6.3

Adopt or propose any amendments to its organizational documents.

6.4

Grant, issue, deliver or sell any shares of capital stock in BCS or any options, warrants or other rights to purchase shares of BCS capital stock.

6.5

Declare, set aside, make or pay any dividend or other distribution or redeem any portion of the capital stock in BCS, whether payable in cash, stock, property or otherwise.

6.6

Materially increase the compensation, bonus, pension, welfare, severance or other benefit of, pay any bonus to, or make any new equity awards to any employees of BCS, except for increases in base salary in the ordinary course of business consistent with past practices; or

6.7

Agree, whether in writing or otherwise to do any of the following.

7.

COVENANTS RELATING TO CONDUCT OF BUSINESS OF QUES

During the period from the date of this Agreement and continuing until Closing, QUES agrees (except to the extent that BCS shall otherwise consent in writing) that QUES shall carry on its business in the usual and ordinary course, in substantially the same manner as heretofore conducted; provided however, BCS expressly consents to the completion by QUES of a bridge financing pursuant to which QUES may borrow up to [$5 million] prior to the Closing.

8.

ADDITIONAL AGREEMENTS.

8.1

Securities Laws. QUES shall take all such actions as may be necessary to comply with the federal securities laws and the securities laws of all states which are applicable in connection with the issuance of any shares of capital stock of QUES pursuant to this Agreement, which for purposes of clarity also include the QUES shares issuable upon conversion of the Note and the Existing Notes.

8.2

Payment of Liabilities. Prior to the Closing, BCS shall pay or otherwise satisfy or discharge all of its debts, obligations and liabilities set forth on Schedule 4.13 of the Disclosure Schedule or reflected on the BCS Financial Statements.

8.3

Board of Directors of QUES.  As soon as reasonably practicable following the Closing, QUES agrees to reconstitute its Board of Directors to consist of the following members:  Jason Griffith, Scot Ross and NAME to be disclosed.

8.4

Repayment of the Marin Loan.  All outstanding principal and interest on the loan payable to the BCS Stockholder (approximately $2.3 million as of the Closing Date) shall be repaid in full by QUES (or BCS at the direction of QUES) upon the earlier of December 31, 2014 or at the closing of a new line of credit for QUES.  QUES shall use its commercially reasonable to obtain and close its new line of credit as soon as reasonably practicable following the Closing.

8.5

 Registration of Shares.  As soon as reasonably practicable following the Closing but in no event later than 120 days after the Closing, QUES shall use its commercially reasonable best effects to file (and have declared effective) a Registration Statement on Form S-3 with the Securities and Exchange Commission (“SEC”) and any applicable state securities regulator to register all of the shares of QUES Common Stock issuable upon conversion of the Note and the Existing Notes, and shall keep such Registration Statement effective until the BCS Stockholder and the Other Holders can sell all of the shares that may be issuable upon conversion of the Note and the Existing Notes without restriction under Rule 144 promulgated under the Securities Act of 1933, as amended. All expenses of such registration shall be borne by QUES.

9.

CONDITIONS PRECEDENT/POST CLOSING CONDITIONS.

9.1

Conditions to Obligations of QUES and BCS. The obligations of QUES and BCS to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions:

(a)

All authorization, approval, consent, certificate, license, permit, or franchise of or from any Governmental Entity and all Orders of, declarations and filings with, and notices to any Governmental Entity, required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect.

(b)

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No Law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal.

(c)

The sale by BCS of its RFID Business shall have been completed and any shares of BCS held by Dr. William Davidson shall have been repurchased, redeemed or otherwise cancelled by BCS as of immediately prior to Closing..

(d)

The Board of Directors and the shareholders of BCS shall have approved this Agreement and all of the transactions contemplated hereunder.

9.2

Conditions to Obligations of QUES. The obligations of QUES to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions, unless waived by QUES:

(a)

List of BCS Stockholder. BCS shall have delivered to QUES Exhibit A to this Agreement, which reflects all of the stockholders of BCS and the number of BCS Shares owned by each such stockholder as of the Closing Date, and the total number of BCS Shares set forth opposite the names of all of the stockholders of BCS listed on Exhibit A shall constitute 100% of the total number of issued and outstanding BCS Shares immediately prior to the Closing.

(b)

Minimum Number of BCS Shares. The BCS Stockholder, holding 100% of the BCS Shares as of immediately prior to Closing, shall have executed and delivered a copy of this Agreement, all of the outstanding BCS stock certificates, and the assignment separate from certificate in the form attached hereto as Exhibit C.

(c)

Representations and Warranties of the BCS Stockholder. The representations and warranties of the BCS Stockholder set forth in Article 3 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of the Closing.

(d)

Representations and Warranties of BCS. The representations and warranties of BCS set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of Closing, and QUES shall have received a certificate to such effect signed by the Chief Executive Officer of BCS.

(e)

Consents. BCS shall have obtained the consent of each Person whose consent is required for the transactions contemplated by this Agreement, as set forth in Schedule 4.12 of the Disclosure Schedule.

(f)

Bank of America. BCS shall have paid in full all amounts owed to Bank of America pursuant to the Company’s Line of Credit Agreement and shall have provided to QUES a copy of the payoff letter indicating as such.

(g)

Additional Closing Documents. QUES shall have received the following documents and instruments:

(1)

Certified resolutions of the Board of Directors of BCS authorizing the execution and delivery of this Agreement and the performance by BCS of its obligations hereunder and attached as Schedule 9.2(g)(1) hereto.

(2)

A certificate of good standing for BCS issued by the California Secretary of State dated as of a date no earlier than ten (10) calendar days prior to the Closing Date.

(3)

A copy of all Tax filings made by BCS for the last three full fiscal years.

(4)

Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by QUES in advance of the Closing.

9.3

Conditions to Obligations of BCS and the BCS Stockholder. The obligations of BCS and the BCS Stockholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions unless waived by BCS and the BCS Stockholder:

(a)

Representations and Warranties of QUES. The representations and warranties of QUES set forth in Section 5 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date, and BCS and the BCS Stockholder shall have received a certificate to such effect signed by the Chief Executive Officer of QUES.

(b)

Performance of Obligations of QUES. QUES shall have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Closing Date, and BCS and the BCS Stockholder shall have received a certificate to such effect signed by the Chief Executive Officer of QUES.

(c)

Employment of David Marin. Quests shall have entered into an employment offer letter with David Marin in a form reasonably acceptable to Marin.  The QUES Board shall have elected or appointed, or shall have caused to be elected or appointed, BCS Stockholder to serve as Western Director of Sales of BCS effective as of the Closing Date.  The parties hereto agree that Mr. Marin shall not be an officer for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d)

Amendment of Existing Debt. On or prior to the Closing, Kurt Thomet (“Thomet”) and George Zicman (“Zicman”) shall have entered into an amendment and restatement of their respective Existing Notes (as defined below) with QUES to have substantially the same terms and be substantially in the form of the Note attached hereto as

Exhibit B to be issued to the BCS Stockholder at the Closing, provided however, that (i) the conversion price shall remain $1.00 per share, (ii) the caps on the amount of the indebtedness that may be converted in the Existing Notes shall remain in place, and (iii) the amended and restated notes shall provide for the payment of at least $2.0 million to each respective holder between the Closing Date and December 31, 2015.  For the purposes of this Agreement, the term “Existing Notes” shall mean the following promissory notes:

(1)

That certain Promissory Note dated January 18, 2014 issued by QUES (formerly known as Amerigo Energy, Inc.) to Kurt Thomet in the original principal amount of $11,031,000; and

(2)

That certain Promissory Note dated January 18, 2014 issued by QUES (formerly known as Amerigo Energy, Inc.) to George Zicman in the original principal amount of $4,969,000.

(e)

Removal of Guaranty. QUES shall have removed the personal guaranty of Marin on any lines of credit or financial obligations of BCS.

(f)

Adoption of Equity Incentive Plan; Stockholders Meeting; Option Issuance. The QUES Board shall have approved the adoption of an equity incentive plan (the “Plan”) with a share reserve equal to 5,000,000 shares immediately following the Closing. QUES agrees to hold a meeting of the stockholders of QUES as soon as practicable following the Closing Date but in no event later than 120 days following the Closing Date, for the purpose of electing the directors of QUES and approving the Plan.  Prior to the Closing, QUES shall obtained the agreement of Jason Griffith, Thomet and Zicman to vote all of their shares of QUES capital stock at such stockholders meeting in favor of the approval of the Plan, and QUES shall use its commercially reasonable best efforts to obtain stockholder approval of the Plan at such stockholders meeting.

(g)

Option Grant to BCS Stockholder. The QUES Board shall have adopted the 2014 Inducement Award Plan (the “New Plan”) and the reservation of at least 2,500,000 shares of QUES Common Stock for issuance thereunder, and shall have approved the grant of two (2) nonqualified stock options to the BCS Stockholder under the New Plan as follows, in forms reasonably acceptable to the BCS Stockholder. which grant shall be effective as of the Closing Date and provide as follows:

(1)

An option to purchase 1,500,000 shares of Common Stock of QUES (the “Time Vested Option”), which shall vest as follows: (a) twenty-five percent (25%) of such option shares shall vest after six (6) months from the date of grant, and (b) the balance of such option shares shall vest in a series of forty-two (42) successive monthly installments thereafter, such that the Time Vested Option shall be fully vested after forty-eight (48) months following the date of grant; and

(2)

An option to purchase 1,000,000 shares of Common Stock of QUES (the “Performance Option”), which shall vest in full upon the earlier of (i) the fifth anniversary of the grant date, or (ii) if the consolidated net revenues of QUES and its subsidiaries exceeds $45 million in any of the first three (3) full fiscal years of QUES beginning after the grant date of such option,

(3)

Both the Time Vested Option and the Performance Option shall have an exercise price equal to the last closing sale price per share of the QUES Common Stock as reported by the OTC Bulletin Board (A) on the day immediately prior to the Closing Date, if the Closing occurs prior to the market close on the Closing Date, or (B) on the Closing Date if the Closing occurs after the market close on the Closing Date, and both such options shall include the following acceleration provisions:

(i)

In the event of a Corporate Transaction (as defined in the Plan), Time Vested Option and Performance Option shall vest in full and all option shares shall become immediately exercisable.

(ii)

In the event the BCS Stockholder (A) is terminated without Cause (as defined in the Plan) or (B) resigns for Good Reason (as defined in the Plan), the Time Vested Option and Performance Option vest in full and all of the option shares shall become immediately exercisable.

(h)

Marin Offer Letter. The QUES Board shall have elected or appointed, or shall have caused to be elected or appointed, the BCS Stockholder to serve as Western Director of Sales of BCS effective as of the Closing Date.  QUES shall have executed and delivered to BCS Stockholder an offer letter in a form reasonably acceptable to the BCS Stockholder.

(i)

Key Man Life Insurance. BCS shall have received from QUES evidence that the existing key man life insurance on BCS Stockholder with coverage of at least $5 million, is fully paid and in full force and effect, with QUES as the designated beneficiary of such policy.

(j)

Additional Closing Documents. BCS shall have received the following documents and instruments:

(1)

Certified resolutions of the QUES Board authorizing the execution and delivery of this Agreement and the performance by QUES of its obligations hereunder;

(2)

A certificate of good standing for QUES issued by the Delaware Secretary of State dated as of a date no earlier than ten (10) calendar days prior to the Closing Date; and

(3)

Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by BCS.

10.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

10.1

Survival. The representations and warranties contained herein shall survive the Closing, but shall expire on the first (1st) anniversary date following the Closing Date, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties’ obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

10.2

Indemnification by BCS and BCS Stockholder. Subject to the other terms and conditions of this Section 10, BCS and BCS Stockholder shall indemnify QUES against, and shall hold QUES harmless from and against any and all Losses incurred or sustained by or imposed upon QUES based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of BCS or BCS Stockholder contained in this Agreement; or

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by BCS or BCS Stockholder pursuant to this Agreement.

10.3

Indemnification by QUES. Subject to the other terms and conditions of this Section 10, QUES shall indemnify BCS and BCS Stockholder against, and shall hold BCS and BCS Stockholder harmless from and against any and all Losses incurred or sustained by or imposed upon BCS and BCS Stockholder based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of QUES contained in this Agreement; or

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by QUES pursuant to this Agreement.

10.4

Limitations. The party making a claim under this Section 10 is referred to as the “Indemnified Party” and the party against whom such claims are asserted under this Section 10 is referred to as the “Indemnifying Party”.

(a)

The Indemnifying Party shall not be liable for any Losses pursuant to Section 12.2(a) unless and until the aggregate amount of all Losses incurred exceeds $100,000, in which event the Indemnifying Party shall be liable for all Losses from the first dollar.

(b)

The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 12.2(a) shall not exceed $1,400,000; provided, however, that the liability of the BCS Stockholder shall be limited to the Note, and BCS may in its sole discretion, elect to pay for any Losses through cancellation of a portion of the principal amount of the Note in satisfaction of any such Losses.

(c)

Payments by any Indemnifying Party pursuant to Section 10.2 or 10.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim, and (ii) the amount of any Tax benefit from or related to such Loss. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d)

In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

10.5

Third Party Indemnification.

(a)

Procedure. If any Indemnified Party receives notice of the assertion or commencement of an action, suit, claim or other legal proceedings made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnified Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reasons of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be, sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnifying Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party claim, subject to Section 10.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 10.5(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. QUES and BCS shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out of pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)

Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed, except as provided in this Section 10.5. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to give written consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 10.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)

Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall not be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof, and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty (30) day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

10.6

Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the consideration paid for Tax purposes, unless otherwise required by Law.

10.7

Exclusive Remedies. The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims, other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement, for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 10.

11.

TERMINATION

11.1

Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)

by mutual written consent of QUES, BCS and the BCS Stockholder;

(b)

by QUES, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by BCS or the BCS Stockholder and such breach is not cured within ten (10) days after the breaching party’s receipt of written notice of such breach;

(c)

by BCS and the BCS Stockholder if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by QUES and such breach is not cured within ten (10) days after the breaching party’s receipt of written notice of such breach; or

(d)

by either QUES or BCS and the BCS Stockholder if the Closing shall not have occurred by December 31, 2014, or such later date as shall have been approved by QUES, BCS and the BCS Stockholder.

11.2

Effect of Termination. Termination of this Agreement in accordance with Section 11.1 may be effected by written notice from either QUES or BCS and the BCS Stockholder, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

12.

RIGHT TO REACQUIRE.

12.1

Company Sale - First Right of Negotiation and Last Right of Refusal.

(a)

If at any time during the twelve (12) month period commencing on the Closing Date, QUES elects to divest itself of all or a majority of its ownership interest in BCS, whether by way of a stock sale or exchange, asset sale, merger, reorganization, consolidation or any other form of disposition, in one transaction or in a series of related transactions (each, a “Company Sale Transaction”), then prior to QUES commencing a Company Sale Transaction, QUES shall notify BCS Stockholder in writing of the same, and upon receipt of such written notice, BCS Stockholder shall have thirty days within which to negotiate and agree to terms with QUES regarding the acquisition by BCS Stockholder of all or substantially all of the shares in BCS or the assets of BCS, as determined by BCS Stockholder. QUES and BCS Stockholder agree to conduct such negotiation in good faith and with an eye towards mutually agreeing upon fair and reasonable terms regarding such acquisition, including the purchase price for such acquisition. If QUES and BCS Stockholder are unable to mutually agree on the terms of such acquisition within such thirty day period, then, subject to Section 12.1(b) below, QUES shall be free to negotiate with third parties regarding a Company Sale Transaction.

(b)

If, after failing to come to terms with BCS Stockholder, QUES desires to enter into a certain Company Sale Transaction with a third party, then prior to entering into such Company Sale Transaction, QUES shall first offer the Company Sale Transaction to BCS Stockholder in writing on the same or more favorable terms as proposed between QUES and such third party, and BCS Stockholder shall have ten (10) business days after receipt of such written offer within which to accept or reject same. If BCS Stockholder rejects such offer, then QUES shall be free to enter into such Company Sale Transaction with such third party; provided, however, that if QUES does not consummate such Company Sale Transaction within the thirty (30) day period following BCS Stockholder’s rejection of such offer, then QUES shall not thereafter enter into any Company Sale Transaction unless and until such Company Sale Transaction is again made subject to the last right of refusal in favor of BCS Stockholder, as set forth herein.

12.2

Company Dissolution - First Right to Acquire.

(a)

If at any time during the twelve (12) month period commencing on the Closing Date, QUES desires to wind up, liquidate and dissolve BCS, then prior to commencing the same, QUES shall notify BCS Stockholder in writing of the same, and BCS Stockholder shall have the right, exercisable within ten (10) business days after BCS Stockholder’s receipt of such written notice, to acquire all or substantially all of the shares of BCS or the assets of BCS as determined by BCS Stockholder. If BCS Stockholder exercises such right, then QUES shall sell, transfer and assign to BCS Stockholder, and BCS Stockholder shall acquire from QUES, the shares of BCS or the assets of BCS designated in BCS Stockholder’s exercise election, at a purchase price (the “Purchase Price”) upon which QUES and Marin shall mutually agree. If QUES and BCS Stockholder are unable to mutually agree on the Purchase Price, then the Purchase Price shall be based on the fair market value of BCS’ shares, as determined by an independent appraiser whom QUES and BCS Stockholder jointly select. If QUES and BCS Stockholder are unable to agree on an independent appraiser, then QUES and BCS Stockholder shall each select one (1) independent appraiser, and the two (2) appraisers selected shall then appoint a third independent appraiser, who shall be a senior appraiser accredited by the American Society of Appraisers. The third appraiser shall determine the fair market value of the shares of BCS.

(b)

BCS Stockholder shall pay the Purchase Price, at his option, either in full in immediately available funds on the closing date of the acquisition or by the payment of at least 10% of the Purchase Price in immediately available funds on the closing date of the acquisition and the payment of the unpaid balance of the Purchase Price by the execution and delivery of a promissory note. Such promissory note shall bear interest at a rate equal to one percentage point above the “prime rate” (or “base rate”) reported in the “Money Rates” column or section of the United States version of The Wall Street Journal in the last published edition prior to the closing date of the acquisition, and shall provide for the original principal amount thereof to be paid in equal monthly installments of principal and interest so that such amount is fully paid over a five (5)  year term.

12.3

For purposes of this Section 12, the term “BCS Stockholder” shall mean David Marin, or, as the case may be, any designee of David Marin or entity with which David Marin is affiliated.

13.

MISCELLANEOUS.

13.1

Tax Treatment. The transaction contemplated herein is intended to be treated as a fully taxable sale (and not a tax-deferred “reorganization” within the meaning of Code Section 368(a)(1)) potentially subject to the installment sale reporting under Code Section 453 and the Parties hereto shall report the transaction in accordance with such Tax treatment, unless a Final Determination to the contrary has been made.  QUES, BCS and the BCS Stockholder acknowledge, however, that no Party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable Tax Laws, regulations, or interpretations; and that no attorney’s opinion or private revenue ruling has been obtained with respect to the effects thereof under the Code.

13.2

Further Assurances. From time to time, at the other party’s request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

13.3

Attorney’s Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

13.4

Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

13.5

Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

13.6

Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.7

Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

13.8

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmissions of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

13.9

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California; without giving effect to principles of conflicts of laws.  For any litigation arising out of or relating to this Agreement, each of the parties hereto expressly consents to the personal and exclusive jurisdiction of the state and federal courts located in Orange County, California and agrees not to commence any litigation relating thereto except in such courts, waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

13.10

Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, facsimile, by a national overnight delivery service that guarantees next business day delivery, delivery charges prepaid, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, facsimile or service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given three (3) business days after the deposit thereof in the United States mail.  If such notice, demand or other communication is given by a national overnight delivery service, such notice shall be conclusively deemed to have been given one business day after deposit with such service.  All notices are to be addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth below:

If to BCS or the BCS Stockholder:

Bar Code Specialties, Inc.
12272 Monarch Street
Garden Grove, CA 92841
Attn:  David Marin
Fax No.:(714) 899-4850)

and

David Marin

Fax No.:(714) 899-4850)

with a copy to, but which shall not constitute notice:

Morgan, Lewis & Bockius LLP
5 Park Plaza, Suite 1750
Irvine, CA 92614
Attn:  Ellen S. Bancroft

If to QUES:

Quest Solution, Inc.
2580 Anthem Village Drive
Henderson, NV 89052
Attn:  Chief Executive Officer

with a copy to, but which shall not constitute notice:

13.11

Payment of Expenses.

(a)

QUES shall pay its own legal fees, accounting fees and other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein.

(b)

BCS and BCS Stockholder shall each pay for their own legal fees, accounting fees and all other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein, other than an expense allowance not to exceed $10,000 (the “Expense Allowance”), which shall be payable by QUES at the Closing.

13.12

Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

13.13

No Conflict.  Each party to this Agreement hereby acknowledges and agrees that Morgan, Lewis & Bockius LLP (the “Firm”) has represented only BCS and the BCS Stockholder in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby. .

14.

DEFINITIONS.

The following terms have the meanings specified or referred to in this Section 14:

Closing Date Working Capital”) shall mean the current assets of QUES less current liabilities of QUES (both on a consolidated basis) as of the Closing Date as determined in accordance with GAAP by the independent auditors of QUES, provided however, that (i) the shareholder loan payable to BCS Stockholder (the “Marin Loan”) shall be treated as a current liability to the extent it remains outstanding as of the Closing Date, and (ii) any unpaid transaction fees and costs of BCS or its counsel (whether or not invoiced by the Closing Date) shall be treated as a current liability as of the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Encumbrance” means any charge, claim, interest, pledge, condition, lien (statutory or otherwise), option, security interest, mortgage, easement, encroachment or restriction of any kind, including any restrictions on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Final Determination” means, with respect to any issue, (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (ii) a closing agreement entered into under Section 7121 of the Code or any other binding settlement agreement entered into in connection with or in contemplation of an administrative or judicial proceeding, or (iii) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Entity.

“Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys' fees.

“Person” means any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

“RFID Business” means RFID Resolution Team, Inc., the prior wholly-owned subsidiary of BCS which is involved in developing and distributing radio-frequency identification business.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Stock Purchase Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

QUEST SOLUTION, INC.,

a Delaware corporation

By:  /s/ Jason F. Griffith

Jason F. Griffith,

President & Chief Executive Officer

BAR CODE SPECIALTIES, INC.,

a California corporation

By:  /s/ David Marin

David Marin,

President & Chief Executive Officer

BCS STOCKHOLDER

By:  /s/ David Marin

David Marin, an individual

EXHIBIT A

NAMES AND ADDRESS OF BCS STOCKHOLDER	NUMBER OF BCS SHARES

David Marin	1,000

EXHIBIT B

FORM OF NOTE
(attached hereto)

EXHIBIT C

STOCK ASSIGNMENT

(attached hereto)

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, David Marin hereby sells, assigns and transfers unto Quest Solution, Inc., a Delaware corporation (the “Purchaser”) 1,000 shares of the Common Stock of BAR CODE SPECIALTIES, INC., a Delaware corporation (the “Company”) standing in the undersigned’s name on the books of the Company represented by Certificate No(s) ___________ and does hereby irrevocably constitute and appoint the Company’s Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

By:

David Marin

Date:

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EXHIBIT D

DISCLOSURE SCHEDULE OF BCS AND BCS STOCKHOLDER
(attached hereto)

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EXHIBIT E

FORM OF INVESTMENT REPRESENTATION LETTER

Quest Solution, Inc.

2580 Anthem Village Dr.

Henderson, NV 89052

Attn: General Counsel

Re: Investor Representation Letter

Ladies and Gentlemen:

In connection with the issuance to the undersigned of shares of common stock (the “Shares”) upon conversion of that certain Secured Subordinate Convertible Promissory Note of Quest Solution, Inc., a Delaware corporation (the “COMPANY”), David Marin, the sole stockholder of Bar Code Specialties, Inc., a California corporation (“BCS Stockholder”) hereby represents, warrants and covenants to the COMPANY that:

1.

BCS Stockholder either (a) is an accredited investor within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (b) has such business or financial experience that BCS Stockholder has the capacity to protect BCS Stockholder’s interests in connection with the acquisition of the Shares.

2.

BCS Stockholder has received and reviewed the Agreement, the Note and all other information BCS Stockholder considers necessary or appropriate for deciding whether to acquire the Shares. BCS Stockholder further represents that he/she/it has had an opportunity to ask questions and receive answers from the COMPANY and its officers and directors regarding the business, financial affairs and other aspects of the COMPANY and has further had the opportunity to obtain any information (to the extent the COMPANY possesses or can acquire such information without unreasonable effort or expense) which BCS Stockholder deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to BCS Stockholder.

3.

BCS Stockholder acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities laws of any state, in reliance, in part, on the representations and warranties herein. Such Shares are being acquired by BCS Stockholder for investment purposes for his/her/its own account only and not for sale or with a view to distribution of all or any part of such Shares. No other person will have any direct or indirect beneficial interest in the Shares.

4.

BCS Stockholder understands (a) that the Shares have not been registered or qualified under the Securities Act or any state securities or “Blue Sky” laws, on the basis that the offer and sale of the Shares pursuant to the Agreement is exempt from registration and qualification under Section 4(2) of the Securities Act and/or SEC Rule 506 and Section 18 of the Securities Act, (b) that the Shares are “restricted securities” as such term is defined in Rule 144 under the Securities Act, and (c) that under such laws and applicable regulations such securities

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may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely. In connection therewith, BCS Stockholder represents that BCS Stockholder understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of “restricted securities,” including the requirement that the securities must be held until the earlier of (i) six months after purchase thereof from the COMPANY prior to resale (one year in the absence of publicly available information about the COMPANY) or (ii) upon the date a Registration Statement on Form S-1 registering such shares is declared effective by the Securities and Exchange Commission, and the condition that there be available to the public current information about the COMPANY under certain circumstances.

5.

Without in any way limiting the representations set forth above, BCS Stockholder further agrees not to make any disposition of all or any portion of the Shares unless and until:

(a)

There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

(b)

(i) BCS Stockholder shall have notified the COMPANY of the proposed disposition and shall have furnished the COMPANY with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) BCS Stockholder shall have furnished COMPANY with a written opinion of counsel, reasonably satisfactory to the COMPANY, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

(c)

In the case of any disposition of any of the Shares pursuant to Rule 144, in addition to the matters set forth in paragraph 5(b) above, BCS Stockholder shall promptly forward to the COMPANY a copy of any Form 144 filed with the SEC with respect to such disposition and a letter from the executing broker satisfactory to the COMPANY evidencing compliance with Rule 144. If Rule 144 is amended or if the SEC’s interpretations thereof in effect at the time of any such disposition by BCS Stockholder have changed from its present interpretations, BCS Stockholder shall provide the COMPANY with such additional documents as it may reasonably require.

6.

BCS Stockholder understands that the certificates evidencing the Shares will bear the following restrictive legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER.”

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7.

BCS Stockholder represents and warrants to the COMPANY that BCS Stockholder is a resident of the state specified in the address of BCS Stockholder set forth below, has a principal residence within such state, maintains all drivers licenses and voter registrations only within such state and intends to remain a citizen of such state for the foreseeable future.

Dated:  November 17, 2014

/s/ David Marin

DAVID MARIN

_________________________________________

Address of BCS Stockholder

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EXHIBIT F

DISCLOSURE SCHEDULE QUES